UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2014

Emclaire Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Main Street, Emlenton, PA	16373
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (724) 867-2311

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EMCLAIRE FINANCIAL CORP.
CURRENT REPORT ON FORM 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2014, the Board of Directors of Emclaire Financial Corp (the "Company") appointed Milissa Bauer and Robert W. Freeman to the Board of Directors of the Company, effective on January 1, 2015. Ms. Bauer and Mr. Freeman will serve an initial term as directors until the Company's 2015 annual meeting of shareholders. It is expected that Ms. Bauer and Mr. Freeman will be re-nominated for election as directors at the Company's 2015 annual meeting of shareholders. In addition, the Board of Directors of The Farmers National Bank of Emlenton (the "Bank"), the Company's wholly owned subsidiary, also appointed Ms. Bauer and Mr. Freeman to serve on the Board of Directors of the Bank, effective on January 1, 2015.

A copy of the Company's press release, dated November 21, 2014, is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Emclaire Financial Corp Press Release, dated November 21, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emclaire Financial Corp. (Registrant)
November 21, 2014 (Date)	/s/ WILLIAM C. MARSH William C. Marsh President and Chief Executive Officer